August 9, 2010
Media Contact:  Cynthia Messina, Las Vegas, NV (702) 876-7132
Shareholder Contact:  Ken Kenny, Las Vegas, NV (702) 876-7237
For Immediate Release

SOUTHWEST GAS CORPORATION
REPORTS SECOND QUARTER 2010 RESULTS

Las Vegas, Nev. – Southwest Gas Corporation (NYSE: SWX) recorded a net loss of $0.02 per share for the second quarter of 2010, compared to a net loss of $0.01 per share recorded for the second quarter of 2009.  Consolidated net loss was $933,000 for the second quarter of 2010, compared to a net loss of $594,000 for the prior-year quarter.  The current quarter includes a $3.6 million ($0.08 per share) decrease in the cash surrender values of company-owned life insurance (“COLI”) policies, while the corresponding prior-year quarter included a $3.7 million ($0.08 per share) increase in COLI policies.  Due to the seasonal nature of the business, net losses during the second and third quarters are normal and not generally indicative of earnings for a complete twelve-month period.

According to Jeffrey W. Shaw, Chief Executive Officer, “Overall, we are pleased with second quarter 2010 operating results for our core business activities.  When compared to the second quarter of 2009, natural gas segment operating margin was up over $8 million, operating expenses were relatively flat, and financing costs were down $1.6 million.  The bottom-line results for our construction services subsidiary also improved by $1 million over the prior-year quarter.”  Shaw concluded by saying, “Recently, Moody’s upgraded our credit rating to Baa2 from Baa3 and both Fitch and

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Standard & Poor’s revised our credit rating outlook to positive from stable.  It’s gratifying to achieve these affirmative changes in such challenging economic conditions.”

For the twelve months ended June 30, 2010, consolidated net income was $101.8 million, or $2.26 per basic share, compared to $63.9 million, or $1.45 per basic share, during the twelve-month period ended June 30, 2009.  The increase between periods reflects higher operating margin, a significant improvement in other income, and lower financing costs.  Other income in the current twelve-month period includes a $4.3 million ($0.10 per share) increase in the cash surrender values of COLI policies, while the prior twelve-month period included a $7.4 million ($0.17 per share) decrease in COLI policies.

Natural Gas Operations Segment Results
Second Quarter
Operating margin, defined as operating revenues less the cost of gas sold, increased $8 million in the second quarter of 2010 compared to the second quarter of 2009.  Differences in heating demand, caused primarily by weather variations in Arizona, provided $4 million of the operating margin increase as temperatures in the current quarter were relatively normal, while temperatures were warmer than normal in the second quarter of 2009.  Rate relief provided $4 million of the operating margin increase, consisting of $3 million in Nevada and $1 million in California.  Customer growth provided a minimal benefit as 16,000 net new customers were added during the last twelve months.

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Operating expenses for the quarter were virtually unchanged when compared to the second quarter of 2009.  Other income, which principally includes returns on COLI policies and non-utility expenses, decreased $7.6 million between periods.  This was primarily due to a negative swing in the cash surrender values of COLI policies.  Net financing costs decreased $1.6 million primarily due to the redemption of $100 million of subordinated debentures in March 2010.

Twelve Months to Date
Operating margin increased $45 million between periods.  Rate relief and rate changes provided a net $18 million increase, consisting of rate relief of $10 million in Arizona, $14 million in Nevada, and $3 million in California, partially offset by a decrease of $9 million related to the return to a seasonal margin methodology in California in 2009.  Differences in heating demand caused primarily by weather variations between periods resulted in a $29 million operating margin increase as temperatures in the current period were relatively normal, while temperatures were significantly warmer than normal in the prior-year period.  Customer growth contributed $1 million in operating margin.  Conservation, resulting from economic conditions and energy efficiency, negatively impacted operating margin by an estimated $3 million.

Operating expenses increased $9.1 million, or two percent, between periods principally due to general cost increases and higher employee-related benefit costs.  The increase was mitigated by a decline in uncollectible expense.  Despite additional plant in service, depreciation expense decreased slightly due to lower depreciation rates in California and Nevada rate jurisdictions.

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Other income improved $10.9 million between periods.  This was primarily due to the net change in the cash surrender values of COLI policies.  Net financing costs decreased $5.2 million between periods due to a reduction in outstanding debt, the redemption of the subordinated debentures, and lower interest rates on variable-rate debt.

Southwest Gas Corporation provides natural gas service to 1,825,000 customers in Arizona, Nevada, and California.

This press release may contain statements which constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (Reform Act).  All such forward-looking statements are intended to be subject to the safe harbor protection provided by the Reform Act.  A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements.  These factors include, but are not limited to, the impact of weather variations on customer usage, customer growth rates, conditions in the housing market, the effects of regulation/deregulation, the timing and amount of rate relief, changes in rate design, and the impacts of stock market volatility.

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SOUTHWEST GAS CONSOLIDATED EARNINGS DIGEST
(In thousands, except per share amounts)

QUARTER ENDED JUNE 30,	2010	2009

Consolidated Operating Revenues	$385,825	$387,648

Net Loss	$933	$594

Average Number of Common Shares Outstanding	45,391	44,730

Loss Per Share	$0.02	$0.01

SIX MONTHS ENDED JUNE 30,	2010	2009

Consolidated Operating Revenues	$1,054,576	$1,077,510

Net Income	$63,715	$49,387

Average Number of Common Shares Outstanding	45,306	44,578

Basic Earnings Per Share	$1.41	$1.11

Diluted Earnings Per Share	$1.39	$1.10

TWELVE MONTHS ENDED JUNE 30,	2010	2009

Consolidated Operating Revenues	$1,870,890	$1,961,342

Net Income	$101,810	$63,933

Average Number of Common Shares Outstanding	45,113	44,176

Basic Earnings Per Share	$2.26	$1.45

Diluted Earnings Per Share	$2.24	$1.44

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SOUTHWEST GAS CORPORATION
SUMMARY UNAUDITED OPERATING RESULTS
(In thousands, except per share amounts)

	THREE MONTHS ENDED		SIX MONTHS ENDED		TWELVE MONTHS ENDED
	JUNE 30,		JUNE 30,		JUNE 30,
	2010	2009	2010	2009	2010	2009

Results of Consolidated Operations
Contribution to net income (loss) - gas operations	$(4,101)	$(2,736)	$61,216	$47,116	$93,520	$56,437
Contribution to net income - construction services	3,168	2,142	2,499	2,271	8,290	7,496
Net income (loss)	$(933)	$(594)	$63,715	$49,387	$101,810	$63,933

Basic earnings (loss) per share	$(0.02)	$(0.01)	$1.41	$1.11	$2.26	$1.45
Diluted earnings (loss) per share	$(0.02)	$(0.01)	$1.39	$1.10	$2.24	$1.44

Average outstanding common shares	45,391	44,730	45,306	44,578	45,113	44,176
Average shares outstanding (assuming dilution)	-	-	45,698	44,848	45,484	44,461

Results of Natural Gas Operations
Gas operating revenues	$305,269	$316,744	$919,778	$951,850	$1,582,771	$1,648,942
Net cost of gas sold	147,736	167,685	499,991	563,495	803,126	914,193
Operating margin	157,533	149,059	419,787	388,355	779,645	734,749
Operations and maintenance expense	86,935	86,846	173,640	171,508	351,074	341,359
Depreciation and amortization	42,146	41,873	84,842	84,212	167,480	168,607
Taxes other than income taxes	9,616	9,504	19,382	19,615	37,085	36,585
Operating income	18,836	10,836	141,923	113,020	224,006	188,198
Other income (deductions)	(5,176)	2,423	(5,707)	637	246	(10,670)
Net interest deductions	18,862	18,531	36,886	36,713	74,264	77,519
Net interest deductions on subordinated debentures	-	1,932	1,912	3,865	5,778	7,730
Income (loss) before income taxes	(5,202)	(7,204)	97,418	73,079	144,210	92,279
Income tax expense (benefit)	(1,101)	(4,468)	36,202	25,963	50,690	35,842
Contribution to net income (loss) - gas operations	$(4,101)	$(2,736)	$61,216	$47,116	$93,520	$56,437

SOUTHWEST GAS CORPORATION
SELECTED STATISTICAL DATA
JUNE 30, 2010

FINANCIAL STATISTICS
Market value to book value per share at quarter end	118%
Twelve months to date return on equity -- total company	9.2%
-- gas segment	8.9%
Common stock dividend yield at quarter end	3.4%

GAS OPERATIONS SEGMENT
			Authorized
	Authorized	Authorized	Return on
	Rate Base	Rate of	Common
Rate Jurisdiction	(In thousands)	Return	Equity
Arizona	$1,066,108	8.86%	10.00%
Southern Nevada	819,717	7.40	10.15
Northern Nevada	116,584	8.29	10.15
Southern California	143,851	7.87	10.50
Northern California	52,285	8.99	10.50
South Lake Tahoe	11,815	8.99	10.50
Paiute Pipeline Company (1)	84,717	9.47	12.00

(1) Estimated amounts based on rate case settlements.

SYSTEM THROUGHPUT BY CUSTOMER CLASS
	SIX MONTHS ENDED		TWELVE MONTHS ENDED
	JUNE 30,		JUNE 30,
(In dekatherms)	2010	2009	2010	2009
Residential	47,556,591	43,542,586	70,987,598	64,514,089
Small commercial	18,216,906	17,326,439	30,312,892	29,331,177
Large commercial	6,179,464	6,690,623	11,212,962	12,189,966
Industrial / Other	3,014,098	3,964,783	6,311,663	8,749,530
Transportation	49,168,221	51,909,999	101,647,613	112,965,316
Total system throughput	124,135,280	123,434,430	220,472,728	227,750,078

HEATING DEGREE DAY COMPARISON
Actual	1,446	1,252	2,017	1,727
Ten-year average	1,335	1,323	1,895	1,875

Heating degree days for prior periods have been recalculated using the current period customer mix.